For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at the Morgan Stanley U.S. Financials Conference

CHICAGO, January 29, 2010 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced its management team is scheduled to deliver a presentation at the Morgan Stanley U.S. Financials Conference in New York on February 3, 2010, at 11:30 a.m. Eastern Time.

A live webcast of the presentation will be available at the following address: http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=PVTB&item_id=2679111.  Investors may also access the webcast of the presentation at the company’s website at www.theprivatebank.com during the conference and for 60 days following the conference.

Listeners should go to the website at least 15 minutes before the event to download and install any necessary audio software.  There is no charge to access the event.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 34 offices in 10 states and $12.1 billion in assets as of December 31, 2009. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. Our website is www.theprivatebank.com.